UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2008
ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Lilly Corporate Center
Indianapolis, Indiana 46285

(Address of principal executive offices) (Zip Code)
(317) 276-2000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBITS
EX-2.1
EX-99.1
EX-99.2

Item 1.01 Entry into a Material Definitive Agreement
Merger Agreement
     On October 6, 2008, Eli Lilly and Company, an Indiana corporation (“Lilly”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ImClone Systems Incorporated, a Delaware corporation (“ImClone”), and Alaska Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Lilly (the “Purchaser”).
     Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof:
•	the Purchaser will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001, of ImClone, and the associated preferred stock purchase rights (collectively, the “Shares”), at a purchase price of $70.00 per Share, net to the holder in cash (the “Offer Price”), without interest and subject to any required withholding of taxes; and

•	as soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Purchaser will merge with and into ImClone (the “Merger”) and ImClone will become a wholly-owned subsidiary of Lilly. In the Merger, the Shares that remain outstanding following the consummation of the Offer, other than Shares held by Lilly or its subsidiaries or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive the Offer Price, without interest and subject to any required withholding of taxes.
     The Purchaser’s obligation to complete the Offer is conditioned on there being validly tendered in the Offer and not properly withdrawn a number of the outstanding Shares that, together with any Shares owned of record by Lilly or the Purchaser or with respect to which Lilly or the Purchaser have sole voting power, if any, equals at least a majority of the Shares outstanding and no less than a majority of the voting power of the outstanding Shares of ImClone capital stock entitled to vote in the election of directors or upon approval of the Merger Agreement, in each case on a fully diluted basis. The Offer is also subject to the satisfaction or waiver of a number of other conditions set forth in the Merger Agreement, including (i) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the receipt of other required governmental approvals or consents under applicable antitrust or competition laws and other material governmental approvals or consents, and (iii) no material adverse effect on ImClone having occurred since the date of the Merger Agreement. There is no financing condition to the Offer.
     The closing of the Merger is subject to customary closing conditions. The parties have agreed that if, following completion of the Offer, Lilly and the Purchaser own at least 90% of the outstanding Shares, the Merger will be completed without a meeting of ImClone’s stockholders, pursuant to Delaware’s “short-form” merger statute. After completion of the Offer, pursuant to the Merger Agreement and subject to applicable law, ImClone has granted to the Purchaser an option to purchase a number of Shares that, when added to the number of Shares owned by the Purchaser immediately prior to the exercise of the option, constitutes at least 90% of the number of Shares outstanding after such exercise. This is referred to as the “top-up option.” The exercise price of the top-up option is equal to the Offer Price per Share.
     The Merger Agreement contains customary representations, warranties and covenants of ImClone, Lilly and the Purchaser. The Merger Agreement also includes customary termination provisions for both ImClone and Lilly and provides that, in connection with the termination of the Merger Agreement under specified circumstances, ImClone will be required to pay Lilly a termination fee of $150 million. Also, under specified circumstances, ImClone will be obligated to reimburse Lilly or the Purchaser for documented out-of-pocket expenses up to $20 million.
     Upon completion of the Offer, each option to purchase ImClone common stock granted by ImClone and each restricted stock unit with respect to ImClone common stock will vest, become exercisable and, in the case of restricted stock units, be settled in ImClone common stock. Upon consummation of the Merger, each option to purchase ImClone common stock that remains outstanding following the consummation of the Offer will be cancelled, and the holder of each such option will be entitled to receive an amount in cash equal to the product of the excess of the Offer Price over the exercise price per share of such option, if any, multiplied by the total number of Shares subject to such option. In addition, each Share issued in settlement of restricted stock units will be converted into the right to receive a cash payment equal to the Offer Price at the effective time of the Merger.

     A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.
Tender and Support Agreements
     Concurrently with the execution of the Merger Agreement, Barberry Corp., High River Limited Partnership and Icahn Enterprises Holdings L.P., which are entities holding Shares affiliated with ImClone’s Chairman, Carl C. Icahn, entered into separate tender and support agreements with Lilly, dated October 6, 2008. Pursuant to the tender and support agreements, these shareholders have agreed to tender their Shares in the Offer. The shareholders may only withdraw their Shares from the Offer if the tender and support agreements are terminated in accordance with their terms, including if the Merger Agreement is terminated or ImClone’s board of directors changes its recommendation to ImClone’s shareholders with respect to the Offer and the Merger. The tender and support agreements also require that the shareholders tender any Shares acquired after October 6, 2008, including upon the exercise of options to acquire Shares or otherwise. Shareholders that have entered into the tender and support agreements own approximately 13.2% of the outstanding Shares in the aggregate, as of September 30, 2008.
     Copies of the tender and support agreements are attached as Exhibits 99.1 and 99.2 to this report and are incorporated herein by reference. The foregoing description of the tender and support agreements does not purport to be complete and is qualified in its entirety by reference to the tender and support agreements.
Notice to Investors
     The Offer for the outstanding Shares of ImClone common stock described in this report has not commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the offer is commenced, the Purchaser will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”), and ImClone will file a solicitation/recommendation statement on Schedule 14D-9, with respect to the Offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the Offer. Those materials will be made available to ImClone shareholders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov.
Forward-Looking Statements
     This report contains forward-looking statements that are based on management’s current expectations, but actual results may differ materially due to various factors. Lilly cannot guarantee that the Merger will close or that Lilly will realize anticipated operational efficiencies following the Merger. The current state of the credit markets may increase the cost of financing the transaction. There are significant risks and uncertainties in pharmaceutical research and development and there can be no guarantees with respect to Lilly’s or ImClone’s pipeline products that the products will receive the necessary clinical and manufacturing regulatory approvals or that they will prove to be commercially successful. Lilly’s results may also be affected by such factors as competitive developments affecting current products; the risk of pricing pressure from competitive products; rate of sales growth of recently launched products; the timing of anticipated regulatory approvals and launches of new products; regulatory actions regarding currently marketed products; other regulatory developments and government investigations; patent disputes and other litigation involving current and future products; the impact of governmental actions regarding pricing, importation, and reimbursement for pharmaceuticals; changes in tax law; asset impairments and restructuring charges; acquisitions and business development transactions; and the impact of exchange rates. For additional information about the factors that affect Lilly’s business, please see the company’s latest Form 10-K filed February 2008 and Form 10-Q filed August 2008. Lilly undertakes no duty to update forward-looking statements.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 6, 2008, among Eli Lilly and Company, Alaska Acquisition Corporation and ImClone Systems Incorporated (1)

99.1	Tender and Support Agreement, dated as of October 6, 2008, between Eli Lilly and Company and Icahn Enterprises Holdings L.P.

99.2	Tender and Support Agreement, dated as of October 6, 2008, among Eli Lilly and Company, Barberry Corp. and High River Limited Partnership

(1)	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 10, 2008

ELI LILLY AND COMPANY
By:	/s/ James B. Lootens
	Name:	James B. Lootens
	Title:	Secretary and Deputy General Counsel

EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 6, 2008, among Eli Lilly and Company, Alaska Acquisition Corporation and ImClone Systems Incorporated (1)

99.1	Tender and Support Agreement, dated as of October 6, 2008, between Eli Lilly and Company and Icahn Enterprises Holdings L.P.

99.2	Tender and Support Agreement, dated as of October 6, 2008, among Eli Lilly and Company, Barberry Corp. and High River Limited Partnership

(1)	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.